Exhibit 1.01

CONFLICT MINERALS REPORT

This report for the reporting period from January 1, 2024 to December 31, 2024 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) and pursuant to the Company’s Special Disclosure Report on Form SD (“Form SD”).

As permitted by the Rule and Form SD, and pursuant to the guidance regarding compliance with the Rule provided by the staff of the Securities and Exchange Commission (the “SEC”), this report does not include an independent private sector audit of the report.

COMPANY OVERVIEW:

O-I Glass, Inc., a Delaware corporation (the “Company”), through its subsidiaries, is the successor to a business established in 1903. The Company is one of the leading manufacturers of glass containers in the world with 69 glass manufacturing plants in 19 countries. It competes in the glass container segment of the rigid packaging market and is the leading glass container manufacturer in most of the countries where it has manufacturing facilities.

The term “Company,” as used herein and unless otherwise stated or indicated by context, refers to Owens-Illinois, Inc. and its affiliates (“O-I”) prior to the Corporate Modernization (as defined below) and to O-I Glass, Inc. and its affiliates (“O-I Glass”) after the Corporate Modernization.

On December 26 and 27, 2019, the Company implemented the Corporate Modernization pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 26, 2019, among O-I, O-I Glass and Paddock Enterprises, LLC (“Paddock”).

The Corporate Modernization involved a series of transactions (together with certain related transactions, the “Corporate Modernization”) pursuant to which (1) O-I formed a new holding company, O-I Glass, as a direct wholly owned subsidiary of O-I and a sister company to Owens-Illinois Group, Inc. (“O-I Group”), (2) O-I Glass formed a new Delaware limited liability company, Paddock, as a direct wholly owned subsidiary of O-I Glass, (3) O-I merged with and into Paddock, with Paddock continuing as the surviving entity and as a direct wholly owned subsidiary of O-I Glass (the “Merger”) and (4) Paddock distributed 100% of the capital stock of O-I Group to O-I Glass, as a result of which O-I Group is a direct, wholly owned subsidiary of O-I Glass and sister company to Paddock.

The Company produces glass containers for alcoholic beverages, including beer, flavored malt beverages, spirits and wine. The Company also produces glass packaging for a variety of food items, soft drinks, teas, juices and pharmaceuticals. The Company manufactures glass containers in a wide range of sizes, shapes and colors and is active in new product development and glass container innovation. The sale of glass containers comprised approximately 99.9% of the Company’s revenues in 2024. The Company believes that there are no conflict minerals that are necessary to any product that the Company manufactures or contracts to manufacture as part of its glass container business.

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The Company also manufactures or contracts to manufacture glass making machines, molds and other parts related thereto (hereinafter, “Machine”). The Machine business comprised approximately 0.1% of the Company’s revenues in 2024. The Company has determined that certain conflict minerals as defined in Form SD (meaning cassiterite, columbite-tantalite (also known as coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten) were necessary to the functionality or production of certain of the Machines that the Company manufactures or contracts to manufacture during the Reporting Period. The Company refers in this report to any such conflict minerals as its “necessary conflict minerals” (other than any conflict minerals that are considered, under the Rule and pursuant to Form SD, to have been outside of the supply chain prior to January 31, 2013).

SUPPLY CHAIN:

The Company does not purchase conflict minerals directly for the manufacture of its products. The Company purchases materials and products through an extensive supply chain and relies on its direct suppliers to provide information to the extent that conflict minerals are contained in components and materials supplied to the Company. Based on the Company’s assessment of its Machine business, the Company believes that certain products manufactured or contracted to manufacture as part of the Machine business contain necessary conflict minerals.

CONFLICT MINERALS PROGRAM

The Company’s Conflict Minerals program is based on the five-step OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas including the related supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”) as described as follows:

A.	Establish strong company management systems

The Company has a Conflict Minerals Policy which has been posted on the Company’s public website. As stated in the Conflict Minerals Policy, the Company is committed to working with its global supply chain to comply with the Rule.

The Company has established a management system for conflict minerals including:

•	Forming a cross-functional task force that includes representatives from the Company’s legal, finance, and procurement functions. The task force focuses on the Company’s conflict minerals compliance initiative.
•	Implementing a system of controls and transparency through the use of the Conflict Minerals Reporting Template (the “Template”) developed jointly by the Responsible Business Alliance (RBA), formerly the Electronic Industry Citizenship Coalition®, and The Global e-Sustainability Initiative (GeSI). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.
•	Communicating to the Company’s targeted direct suppliers the importance of transparency in the Company’s supply chain as well as the Company’s expectation that the suppliers will complete the Template in order for the Company to comply with its reporting obligations to the SEC.

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•	Utilizing the Company’s membership in the Responsible Minerals Initiative (the “RMI”), formerly the Conflict-Free Sourcing Initiative, to gain access to the RMI’s due diligence on smelters and refiners; to keep apprised of industry insights and trends; and to build leverage over the supply chain.
•	Providing reporting channels such as the Company’s Ethics and Compliance Helpline whereby employees and other persons can report violations of laws, regulations or Company policies. The Company’s Ethics and Compliance Helpline is a reporting mechanism which allows for anonymous reporting if the reporter so chooses.

B.	Identify and assess risks in the supply chain

The Company has performed the following steps to identify and assess risks in its supply chain:

•	Identify O-I products that may contain conflict minerals.
•	With respect to such products, identify direct suppliers that supply materials or components to the Company that may contain conflict minerals.
•	Request that the identified suppliers complete the Template and review O-I’s Conflict Minerals Policy. Follow up with those suppliers who do not respond.
•	Evaluate the suppliers’ responses for completeness and accuracy and contact those suppliers whose responses we believed contained incomplete or potentially inaccurate information.
•	Compile a list of smelters and refiners as provided in the responses.
•	Compare the list of smelters and refiners identified in the responses against the list of facilities on the RMI’s published lists in connection with RMI’s Responsible Minerals Assurance Process (RMAP), formerly known as the Conflict-Free Smelter Program.

C.	Design and implement a strategy to respond to identified risks

•	Validate “conformant” smelters and confirm the status of other active smelters using the RMI’s published lists.
•	Maintain a risk management plan to address various risks resulting from the Company’s due diligence.
•	Develop specific risk mitigation plans as needed on a case-by-case basis.

D.	Carry out independent third party audit of supply chain due diligence at identified points in the supply chain

As a downstream product manufacturer, and in light of the supply chain for the Company’s necessary conflict minerals described above, the Company does not have a direct relationship with the smelters and refiners that produce the conflict minerals contained in components of its products. The Company supports independent third party audits of smelters and refiners by programs such as the RMI’s Responsible Minerals Assurance Process through our membership in the RMI.

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E.	Report on supply chain due diligence

This Conflict Minerals Report provides information about the Company’s supply chain due diligence with respect to the SEC’s conflict minerals rule. This Report is an exhibit to the Company’s Form SD which has been filed with the SEC.

REASONABLE COUNTRY OF ORIGIN INQUIRY:

Because the Company determined that conflict minerals were necessary to the functionality or production of certain products manufactured or contracted to manufacture within the Company’s Machine business, as required under the Rule and pursuant to Form SD, the Company conducted, in good faith, a “reasonable country of origin inquiry” (“RCOI”) reasonably designed to determine whether any of the Company’s necessary conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or a country that shares an internationally recognized border with the DRC (each, a “Covered Country”) or were from recycled or scrap sources.

The Company reviewed the list of all suppliers to the Machine business during the Reporting Period. The Company identified 43 suppliers of products that could potentially contain conflict minerals (the “Suppliers”). The products supplied included equipment, electronics supplies and mechanical parts.

The Company sent a letter to the Suppliers requesting them to complete the Template. The letter explained the Company’s reporting requirements and included the Company’s Conflict Minerals Policy. Suppliers were also directed to the RBA’s resources and training documentation.

The Company tracked and monitored responses provided by the Suppliers. Follow-up letters were sent to Suppliers who did not respond to the initial letter. The Company received responses from Suppliers representing 90% of all expenditures by the Machine business with the targeted Suppliers during the Reporting Period. This included the Supplier that comprised the largest amount of all of the expenditures that the Machine business had with the Suppliers that were surveyed.

The information provided by the Suppliers (and by their suppliers) to the Company included information regarding smelters and refiners at the company level for such Suppliers. This information was compiled into a list of smelters and refiners which was compared against the list of facilities that have met the requirements of the RMI’s assessment protocol.

In addition, the Company conducted an internal analysis of certain products of the Machine business to determine whether such products contained conflict minerals. Based on this analysis, the Company concluded that certain products of the Machine business did not contain conflict minerals and as a result were out-of-scope.

Based on the RCOI, the Company determined that it had reason to believe that its necessary conflict minerals may have originated from a Covered Country and may not be from recycled or scrap sources.

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DUE DILIGENCE

The Company performed the following due diligence measures in accordance with the design described below:

A.	DESIGN OF DUE DILIGENCE:

The Company’s due diligence measures have been designed to conform, in all material respects, with the due diligence-related steps of the OECD Guidance

B.	DUE DILIGENCE PERFORMED:

The Company conducted a conflict minerals survey by reaching out to the 43 Suppliers asking them to complete the Template. A majority of the responding Suppliers confirmed that their supply to the Company did not contain conflict minerals originating from the DRC or a Covered Country. The Company did not receive responses from nineteen Suppliers. The non-responding Suppliers included several larger Suppliers whose products by their nature do not contain conflict minerals. The Company has low dollar expenditures with the remainder of the non-responding Suppliers.

Appendix A lists the 373 smelters and refiners provided by Suppliers (and their suppliers) on the Template. Because the information provided by the responding Suppliers is at the company level and not specific to the products they sell to O-I, it cannot be verified that all of the smelters identified contributed to parts that ended up in the Company’s products. We compared the information provided by the Suppliers to the information in the RMI’s database. The facilities listed on Appendix A and marked with an asterisk indicate those smelters and refiners that have been certified as conformant with the RMI’s assessment protocol.

Of the 373 smelters and refiners provided by the Suppliers, 232 smelters or refiners have received conformant status, meaning audited and found conformant with the relevant RMAP standard or are a TI-CMC Member Company. Four (4) smelters or refiners have received active status, meaning they are engaged in the RMAP but not yet conformant. Twenty-four (24) smelters or refiners are not eligible for the RMAP. Five (5) smelters or refiners do not meet RMI’s requirements for participation according to the due diligence vetting process. One (1) smelters or refiners is not yet active but in communication with the RMAP and/or a member company. Sixty-three (63) smelters or refiners require outreach to contact the entity and encourage them to participate in the RMAP audit. Five (5) smelters or refiners have strongly communicated a lack of interest in participation. Thirty-one (31) smelters or refiners have been audited but were found not conformant with the relevant RMAP standard.

Additionally, we determined that of the 232 smelters or refiners which have received conformant status or are a TI-CMC Member Company, 39 smelters or refiners source conflict minerals from the DRC or a Covered Country. However, all of the 39 smelters or refiners have been verified conformant with the RMAP.

The information provided by the Suppliers was not at a product-level specific to the materials and components we use. As such, the Company does not have sufficient information to determine all smelters or refiners in the supply chain for the Machine business, as well as the Country of Origin of the conflict minerals in the products manufactured or contracted to manufacture as part of O-I’s Machine business.

For the 232 smelters or refiners mentioned above as being conformant with the RMI assessment protocol, we used the RMI RCOI report available to RMI members to identify the Countries of Origin. The Countries of Origin for the conflict minerals purchased by the identified smelters or refiners are listed in Appendix B.

The Company is dependent on direct suppliers to identify the smelters and refiners in its supply chain, and in turn, the Company’s direct suppliers are themselves dependent upon an extended chain of intermediaries in order to gather the information. The Company requested its direct suppliers to provide information specific to the parts and components provided to the Company. However, most responses submitted are at a company-level and not specific to the Company’s supply chain. In addition, many suppliers are disclosing that they have not yet completed their own due diligence and are unable to disclose a complete list of smelters and refiners. The information in Appendix A represents the data the Company has gathered from its in-scope suppliers as of May 8, 2025. Due to the challenges noted above, the list is likely to be both incomplete and over-inclusive of facilities in the Company’s supply chain. The inclusion of smelters or refiners in Appendix A and possible countries of origin in Appendix B is not a definitive indicator that the Company utilizes materials sourced from these smelters or refiners or countries. The Company engages as needed with its direct suppliers to request that they review their supply chains in order to ensure compliance with applicable laws.

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STEPS TO BE TAKEN TO MITIGATE RISK:

The Company intends to take the following steps during future compliance periods to mitigate the risk that its necessary conflict minerals could benefit armed groups in the DRC or the Covered Countries and to improve the Company’s due diligence:

a.      Continue to work with those suppliers that provided information at the overall company level to provide more specific information relating to the products they sell to O-I that contain conflict minerals.

b.      Continue to utilize the Company’s membership in the Responsible Minerals Initiative and trade associations, such as the National Association of Manufacturers, to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

c.      Work with suppliers as needed to promote their understanding of and the Company’s expectations regarding compliance with the SEC’s conflict minerals rule and direct them to training resources to attempt to improve the content of the supplier survey responses including the completeness and accuracy of the responses.

d.     Continue to reinforce awareness within the Company regarding the global procurement conflict minerals procedure.

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Appendix A

The table below lists all of the smelters/refiners provided by the Suppliers to the Company's Machine business. The information includes the minerals, the smelter/refiner names and the country location as reported by the Responsible Minerals Initiative as May 8, 2025. The information provided by the Suppliers was at the company-level and not at a product-level specific to the materials and components the Company uses.

*Indicates that the smelter or refiner is conformant with the RMI’s relevant RMAP standard.

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company*	United States Of America
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Agosi AG*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Asahi Pretec Corp.*	Japan
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG*	Germany
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Chimet S.p.A.*	Italy
Gold	China National Gold Group Corp.	China
Gold	Chugai Mining*	Japan
Gold	ALPHA ASSEMBLY*	United States Of America
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DSC (Do Sung Corporation)*	Korea, Republic Of
Gold	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant*	Japan
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.*	Korea, Republic Of
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Heraeus Germany GmbH Co. KG*	Germany
Gold	HeTai Gold Mineral GuangDong Ltd. Co.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan

Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	Jinlong Copper Co., Ltd.	Unknown
Gold	Asahi Refining USA Inc.*	United States Of America
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Yantai Zhaojinlufu	China
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States Of America
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Kosak Seiren	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS MnM Inc.*	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion*	United States Of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	MKS PAMP SA*	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	Qiankun Gold and Silver Refnery Share Company Limited	China
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.	United States Of America
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shan Dong Huangjin	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Solar Applied Materials Technology Corp.*	Taiwan, Province Of China

Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Shandong Gold Smelting Co., Ltd.*	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic Of
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States Of America
Gold	Valcambi S.A.*	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	Yamakin Co., Ltd.*	Japan
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	China
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	United States Of America
Gold	Yunnan Tin Company Limited	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Morris and Watson	New Zealand
Gold	SAFINA A.S.*	Czechia
Gold	Jin Jinyin refining company limited	Unknown
Gold	Guangdong Jinding Gold Limited	China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Geib Refining Corporation	United States Of America
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Henan Yuguang Gold and Lead Co., Ltd	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	T.C.A S.p.A*	Italy
Gold	Remondis Argentia B.V.*	Netherlands
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Industrial Refining Company	Belgium
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Korea Zinc Co., Ltd.*	Korea, Republic Of
Gold	Marsam Metals	Brazil
Gold	TOO Tau-Ken-Altyn*	Kazakhstan
Gold	Abington Reldan Metals, LLC*	United States Of America
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Albino Mountinho Lda.	Portugal
Gold	SAAMP	France

Gold	L'Orfebre S.A.	Andorra
Gold	8853 S.p.A.	Italy
Gold	Italpreziosi*	Italy
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	AU Traders and Refiners	South Africa
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Bangalore Refinery	India
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Pease & Curren	United States Of America
Gold	JALAN & Company	India
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic Of
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Safimet S.p.A	Italy
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Gold Coast Refinery	Ghana
Gold	NH Recytech Company*	Korea, Republic Of
Gold	QG Refining, LLC	United States Of America
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Gold	Eco-System Recycling Co., Ltd. North Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant*	Japan
Gold	Augmont Enterprises Private Limited	India
Gold	Kundan Care Products Ltd.	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	K.A. Rasmussen	Norway
Gold	Alexy Metals	United States Of America
Gold	MD Overseas	India
Gold	Metallix Refining Inc.	United States Of America
Gold	Metal Concentrators SA (Pty) Ltd.*	South Africa
Gold	WEEEREFINING*	France
Gold	Gold by Gold Colombia*	Colombia
Gold	Dongwu Gold Group	China
Gold	Sam Precious Metals	United Arab Emirates
Gold	Coimpa Industrial LTDA*	Brazil
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China
Gold	GG Refinery Ltd.*	Tanzania, United Republic Of
Gold	Impala Refineries – Base Metals Refinery (BMR)*	South Africa
Gold	Impala Rustenburg*	South Africa
Gold	Attero Recycling Pvt Ltd	India
Gold	Impala Refineries – Platinum Metals Refinery (PMR)*	South Africa
Gold	Elite Industech Co., Ltd.*	Taiwan, Province Of China

Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	Exotech	United States Of America
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*	China
Tantalum	AMG Brasil*	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	QuantumClean*	United States Of America
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Telex Metals*	United States Of America
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	D Block Metals, LLC*	United States Of America
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States Of America
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	Global Advanced Metals Boyertown*	United States Of America
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	China
Tantalum	5D Production OU	Estonia
Tantalum	PowerX Ltd.*	Rwanda
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China
Tin	Bauer Walser AG	Germany
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Premium Tin Indonesia*	Indonesia
Tin	Dongguan Qiandao Metal Tin Product Co., Ltd.	China
Tin	Dowa*	Japan
Tin	EM Vinto*	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.*	Brazil
Tin	Fenix Metals*	Poland
Tin	Galva-Metall GmbH	Germany
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Hunan Xianghualing tin	China
Tin	JAU JANQ ENTERPRISE CO., LTD.	Malaysia
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	China Tin Group Co., Ltd.*	China
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Metallic Resources, Inc.*	United States Of America
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	Operaciones Metalurgicas S.A.*	Bolivia (Plurinational State Of)
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah (Persero) Tbk Kundur*	Indonesia
Tin	PT Timah (Persero) Tbk Mentok*	Indonesia
Tin	PT Timah Nusantara*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Rui Da Hung*	Taiwan, Province Of China
Tin	Sigma Group	China
Tin	Taiwan qinggao qiye you xian gong si	Taiwan, Province Of China
Tin	Thaisarco*	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Westmetall GmbH & Co.KG	Germany
Tin	Wind Yunnan Nonferrous Metals Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	China
Tin	Zhongshan Jinye Smelting Co., Ltd	China
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	CV Ayi Jaya*	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	CV Tiga Sekawan*	Indonesia
Tin	Elmet S.L.U.	Poland
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Super Ligas*	Brazil
Tin	Aurubis Beerse*	Belgium
Tin	Aurubis Berango*	Spain
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Hayes Metals	New Zealand
Tin	Xianghualing Tin Minerals	China
Tin	Ampere Polska Sp.z.o.o (trader)	France
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	PT Bangka Serumpun*	Indonesia
Tin	Pongpipat Company Limited	Myanmar
Tin	Tin Technology & Refining*	United States Of America
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Stanchem Sp.j. (trader)	Indonesia
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	PT Rajawali Rimba Perkasa*	Indonesia
Tin	Luna Smelter, Ltd.*	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	China
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo*	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	Brazil
Tin	CRM Synergies*	Spain
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	DS Myanmar*	Myanmar
Tin	PT Putera Sarana Shakti (PT PSS)*	Indonesia
Tin	Mining Minerals Resources SARL*	Congo, Democratic Republic Of The
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.*	Japan
Tin	Malaysia Smelting Corporation Berhad (Port Klang)*	Malaysia
Tin	Woodcross Smelting Company Limited*	Uganda
Tungsten	A.L.M.T. Corp.*	Japan
Tungsten	Kennametal Huntsville*	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Global Tungsten & Powders Corp.*	United States Of America

Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Kennametal Fallon*	United States Of America
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tungsten	Masan High-Tech Materials*	Viet Nam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Niagara Refining LLC*	United States Of America
Tungsten	China Molybdenum Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Lianyou Metals Co., Ltd.*	Taiwan, Province Of China
Tungsten	Hubei Green Tungsten Co., Ltd.*	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Cronimet Brasil Ltda*	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of
Tungsten	Tungsten Vietnam Joint Stock Company*	Viet Nam
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of
Tungsten	Lianyou Resources Co., Ltd.*	Taiwan, Province Of China
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.*	China
Tungsten	Kenee Mining Corporation Vietnam*	Viet Nam

APPENDIX B

The information in this Appendix B is an aggregation of data provided by the Company's Suppliers to its Machine business together with the RMI's RCOI Report which is available to RMI Members. This Appendix B is more fully described on page 5 of this Conflict Minerals Report.

Austria	Congo, Democratic Republic Of	Poland
Belgium	Germany	Republic of Korea
Bolivia	Indonesia	Rwanda
Brazil	Japan	Spain
Chile	Kazakhstan	Tanzania
China	Malaysia	Thailand
Chinese Taipei	Myanmar	Uganda
Colombia	Peru	United States of America
Czech Republic	Philippines	Vietnam